                                      REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of Beacon Capital Partners, Inc.

    We have audited the accompanying Combined Historical Summary of Gross Income and Direct Operating Expenses (the "Historical Summary") for One Kendall Square Buildings 100-500, One Kendall Square Buildings 600/650/700, One Kendall Square Building 1400, One Kendall Square Building 1500, One Kendall Square Building 1700, 215 First Street, the One Kendall Square Cinema, the One Kendall Square Parking Garage, and 195 First Street Parking Lot (collectively, known as "The Athenaeum Portfolio") for the year ended December 31, 1997. This Historical Summary is the responsibility of The Athenaeum Portfolio's management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary.
An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

    The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Registration Statement on Form S-11 of Beacon Capital Partners, Inc. as described in Note 1, and is not intended to be a complete presentation of the Athenaeum Portfolio's revenues and expenses.

    In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in Note 1 of the Athenaeum Portfolio for the year ended December 31, 1997, in conformity with generally accepted accounting principles.



                                                   /s/ ERNST & YOUNG LLP

Boston, Massachusetts
May 22, 1998

     COMBINED HISTORICAL SUMMARY OF GROSS INCOME AND DIRECT OPERATING EXPENSES
                            FOR THE ATHENAEUM PORTFOLIO
                                (DOLLARS IN THOUSANDS)

                                                              FOR THE PERIOD
                                                             JANUARY 1, 1998 TO         YEAR ENDED
                                                               APRIL 30, 1998        DECEMBER 31, 1997
                                                             -------------------     ------------------
                                                                 (UNAUDITED)
Gross income
    Rental income.........................................          $6,513                 $19,593
    Reimbursement of operating expenses and taxes........            1,277                   5,238
    Other income..........................................             106                     213
                                                                    -------                -------
        Total gross income................................           7,896                  25,044
                                                                    -------                -------
Direct operating expenses
    Property operating....................................           1,784                   5,514
    Real estate taxes.....................................           1,288                   3,740
                                                                    -------                -------

        Total direct operating expenses...................           3,072                   9,254
                                                                    -------                -------
    Gross income in excess of direct operating expenses...          $4,824                 $15,790
                                                                    -------                -------
                                                                    -------                -------


                             See accompanying notes.

                    NOTES TO COMBINED HISTORICAL SUMMARY OF GROSS INCOME
                                AND DIRECT OPERATING EXPENSES
                                 FOR THE ATHENAEUM PORTFOLIO

                                     (DOLLARS IN THOUSANDS)



1. GENERAL INFORMATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Presented herein is the combined historical summary ("Historical Summary") of gross income and direct operating expenses of the following properties, held under common control (collectively, "The Athenaeum Portfolio"):

    One Kendall Square Buildings 100-500       One Kendall Square Cinema
    One Kendall Square Buildings 600/650/700   195 First Street Parking Lot
    One Kendall Square Buildings 1400          215 First Street
    One Kendall Square Buildings 1500          One Kendall Square Parking Garage
    One Kendall Square Buildings 1700

    The mixed-use properties were acquired by Beacon Capital Partners, Inc. on May 1, 1998.

    The accompanying Historical Summary has been prepared in accordance with Rule 3-14 of Regulations S-X of the Securities and Exchange Commission for inclusion in the Registration Statement on Form S-11 of Beacon Capital Partners, Inc. Accordingly, certain historical expenses which may not be comparable to the expenses expected to be incurred in the proposed future operations of The Athenaeum Portfolio have been excluded. Excluded expenses consist of depreciation and amortization, and interest not directly related to the future operations of the Athenaeum Portfolio.

    Rental income is recognized on a straight line basis over the term of the related leases.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

    Minimum future rentals under operating leases with The Athenaeum Portfolio in effect at December 31, 1997 are summarized as follows:

      Year
      ----
      1998.....................................  $16,711
      1999.....................................   16,195
      2000.....................................   13,833
      2001.....................................   12,090
      2002.....................................    9,876
      Thereafter...............................   20,633
                                                 -------
                                                 $89,338
                                                 -------
                                                 -------

    Terms of the leases range from one to twenty years and provide for operating expense reimbursement, real estate tax escalations and, in certain cases, percentage rent and increases in minimum rent. Approximately 26% of the Athenaeum Portfolio's revenue for the year ended December 31, 1997 was derived from one tenant.